Technology Agreement

Account Form

This TECHNOLOGY SERVICES AGREEMENT, which consists of this account form (the “Account Form”) and the associated Terms and Conditions (the “Terms and Conditions”) attached hereto as Exhibit A, is made and entered into as of November 4, 2016 (the “Effective Date”) between Teraphysics Corporation (collectively referred to as “Issuer”, “you”, “your”) for its offering of securities entitled Teraphysics Corporation (“Offering”), and FundAmerica, LLC (“FundAmerica”, “Technology Provider,” “we,” “our,” or “us”).

Recitals

WHEREAS, FundAmerica is a technology firm providing engineering and technology services;

WHEREAS, FundAmerica has created, owns and maintains proprietary tools and technology, negotiated third-party integrations, and has operational processes to provide certain back-end tools, and technology, to persons conducting, managing and/or enabling technology-driven capital raises via offerings of debt and/or equity securities (the “Technology”); and,

WHEREAS, Issuer intends to use technology to engage in and manage one or more equity and/or debt securities offerings;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to execute this Technology Agreement (the “Agreement”) to memorialize the terms and conditions for which FundAmerica will provide Technology to Issuer.

The parties hereby agree as follows:

1.

Financial Technology

FundAmerica will provide the Technology to Issuer, subject to the Terms and Conditions contained in the attached Exhibit A. Such Technology include and are accessible via our Application Programming Interface (the “API”) and our Invest Now technology (“Invest Now”).

2.

Fees

Issuer shall pay fees as indicated in Exhibit B below.

Agreed as of the date first written above, by and between:

Teraphysics Corporation

By:_______________

Name:

Title:

FundAmerica LLC

By:_______________

Name:

Title:

EXHIBIT A

TECHNOLOGY SERVICES AGREEMENT

TERMS AND CONDITIONS

1.

DEFINITIONS. For purposes of this Agreement:

1.

“Agreement” means this Technology Agreement, which consists of the Account Form and this Exhibit A Terms and Conditions.

2.

“Issuer” means the company and any related party, subsidiary, agent, representative, administrator, successor in interest, or other person or entity acting on behalf of or in place of the person or entity who is using (or enabling the use of) FundAmerica Technology to aid in managing a raise of capital and who is identified on the Account Form as the Issuer.

3.

“Materials” means all Issuer data, information, disclosures, advertising, works of authorship, inventions, drawings, logos, software code or other communications related to the Offering.

4.

“Account Form” means the Technology Agreement Account Form.

5.

“Investor” or “Subscriber” means a person that commits to purchase equity or debt securities of an Issuer in an Offering.

6.

“Offering” means Issuer’s offering of debt or equity securities as it raises capital pursuant to SEC and/or state regulations.

7.

“Person” means any individual, company, limited liability company, corporation, trust, estate, association, nominee or other entity.

8.

“Technology” has the meaning set forth in the Account Form.

9.

“Term” has the meaning set forth in Section 8.

10.

“User” means Issuer, its customers and any other person using the Technology in any way.

11.

“Information” means any data or information, including personally identifiable information, provided by or relating to Users in connection with any Offering, whether provided directly by User or Funding Platform in connection with the Technology.

12.

“Invest Now” means FundAmerica’s proprietary transaction engine technology to simplify engaging with the Technology, generally with “plug & play” access, both for posting data associated with an offering into our system (the “Wizard”) and for investors to commit to an offering (the “Button”).

13.

“API” means FundAmerica’s Application Programming Interface, which is a set of code and programming rules which enable people to connect their software to our systems. The API is secured with a “key” which triggers access, for that specific account, to services and data access.

2.

TECHNOLOGY AND HOSTING

1.

API, Invest Now.

API and Invest Now provide access to various Technology, which may be selectively used at Issuer’s option pursuant to FundAmerica policies in effect at the time of each desired use. Technology may also be selectively enabled or disabled by FundAmerica, in our sole discretion, limiting which Technology, features and tools Issuer has access to use, and at what fees.

2.

Hosting & Management.

At all times, the Technology shall be hosted, managed and maintained by FundAmerica and our appointed third-party service providers. Our Technology are accessible via our API, and not by any separate software installation. FundAmerica provides Technology to numerous other customers, including other issuers and funding platforms. The Technology that FundAmerica provides are evolving and the Technology that we provide may change from time to time without prior notice to you. FundAmerica may update, modify, change or otherwise alter the hosting location(s) and/or methodology, as well as any or all features, functionality, user interface(s) located in Issuer’s account on apps.fundamerica.com (the “Control Panel”), business logic, policies, procedures, and/or the API and/or Invest Now from time to time at its sole discretion and without notice. In addition, FundAmerica may stop (permanently or temporarily) providing the Technology (or any specific component(s) or feature(s) of the Technology) to you or to users generally and may not provide you with prior notice. It is Issuer’s express will and consent that all data shall be stored in the United States of America.

3.

SERVICES

1.

Access.

FundAmerica will make the Technology available to Issuer and Issuer’s investors and other users (“Users”) in accordance with this Agreement and FundAmerica’s rules, policies, and Terms of Use then in effect. Issuer acknowledges that its use of the Technology are subject to this Agreement, including all applicable terms of service, privacy policies and other policies that are then in. Issuer acknowledges that some of the Technology, even though a la carte in the system, may be interdependent and not available except and unless combined with other Technology, as determined in the sole and arbitrary discretion of FundAmerica, and that your terms, access to specific Services, and/or fees may be different than those of other FundAmerica customers, and even different than those of other offerings you have conducted using our Technology, if any.

2.

Technology Restrictions.

Issuer will not directly itself, and will not permit or authorize third parties, including Issuer’s Users, employees or agents to: (a) rent, lease, sublet, resell, convert, license, exploit, use, modify, or otherwise permit unauthorized third parties to access or use any aspect of the API or Invest Now; (b) reverse engineer, reverse assemble or otherwise attempt to discover the source code for the API or Invest Now; (c) circumvent or disable any security or other technological features or measures of the API or Invest Now; (d) alter, modify, convert or attempt to, modify, convert or otherwise manipulate the API or Invest Now, software or code; or (e) clone or otherwise copy, replicate or duplicate in any fashion any part of the API or Invest Now design, workflow, features or methodology, all of which Issuer acknowledges are proprietary intellectual property wholly owned by FundAmerica.

3.

Reporting.

FundAmerica will provide Issuer with access to regular updates via various web-accessible dashboards, various plug & play web widgets, and/or via WebHooks functionality of the API, which enables Issuer to pull data from our system directly into its servers and to get on-demand updates both for its own purposes and so it can create reports and alert systems for its customers and other users with respect to all receipts of funds, deposits, disbursements and other transactions for each open Escrow Account. When the Technology are used via the API, then FundAmerica shall not be obligated to push or send reports or alerts to Issuer or any other person. When the Technology is engaged via Invest Now or via manual dashboard tools, subscribers shall receive event-triggered automated  alerts  sent through the Technology on Issuer’s behalf (meaning “from” you, which you hereby unequivocally and unconditionally instruct, direct and authorize us to do in the form and format standard in our system or as customized for you at your election) and other customized correspondence prepared by the Issuer and sent through the Technology.

4.

Data Privacy.

Investor data received by FundAmerica in conjunction with the Technology shall only be used for the purposes of providing said Technology and as required by securities regulations and, provided issuer has engaged FundAmerica Stock Transfer (FASTransfer) as its registered transfer agent (the services for which are integrated into our Technology as an option), for providing FASTransfer with all data so issuers have the ability to manage their capitalization schedules and investor relations needs and obligations, as well as in conjunction with secondary market transactions where participants need to qualify and validate ownership, as well as transfer restrictions, and effect transfers of ownership.

5.

FundAmerica Duties.

FundAmerica will at all times manage the API, Invest Now, and all related engineering functions, including application maintenance, upgrades, hosting and modifications. FundAmerica will provide the API, Invest Now, and the Technology availability on an ongoing basis in exchange for Fees, (defined below) including technology, upgrades, operating systems, databases and backups, SSL certificates, third-party service integrations, and related technology licenses.

6.

Issuer’s Obligations.

Issuer warrants that it will operate its offering(s) in compliance with all federal and state laws.

7.

Ethics, Reputation.

Issuer will use the Technology in compliance with all applicable laws and regulations, and refrain from any conduct, use or misuse that may damage the reputation of FundAmerica or its subsidiaries or affiliated entities.

8.

No Warranties.

Issuer will not make or publish any representations, warranties, or guarantees on behalf of FundAmerica concerning FundAmerica’s Technology.

9.

Content, Use, and Protection Against Unauthorized Use.

FundAmerica reserves the right to suspend or terminate any User from using the API or Invest Now for any violation of the terms or intent of this Agreement, as determined by FundAmerica in its sole discretion. Issuer is prohibited from using FundAmerica’s API or Invest Now in any unlawful or unethical manner, or in any manner that interferes with, disrupts, or disables the API or Invest Now or the networks or Technology on which the API or Invest Now operates, or that is in any way a violation of the site Terms of Use of any federal or state laws, rules or regulations. Issuer is solely responsible for the content of its postings, data and transmissions using the API or Invest Now, and any other use of the API and Invest Now. Issuer will use its best efforts to prevent any unauthorized use of the API and Invest Now and immediately notify FundAmerica in writing of any unauthorized use that comes to Issuer’s attention. Issuer will take all steps reasonably necessary to terminate the unauthorized use. Issuer hereby indemnifies and holds FundAmerica harmless for any and all violations or breaches of this Section 3.8 or any unauthorized use or any misuse as discussed above.

10.

Terms of Use, Privacy Policy, Technology Level Agreement.

Except as set forth in this Agreement, the Technology shall be subject to the most current, then in effect, Terms of Use and Privacy Policy, as available via links at the bottom of the www.fundamerica.com website. Furthermore, the Technology shall be available to Issuer in accordance with the Technology Level Agreement (the “SLA”) as available via a link at the bottom of the www.fundamerica.com website. In the event of any conflict between any terms or provisions of the website Terms of Use and the terms and provisions of this Agreement, the applicable terms and provisions of this Agreement shall control.

11.

Ownership.

Except for the rights expressly granted in this Agreement, nothing shall be construed or shall grant, convey, transfer, assign, or imply the conveyance of rights, claims, ownership or other claim to any right or title to the technology, software, business processes or intellectual property of Issuer. Issuer will not acquire any right, title, or interest in or to the API, Invest Now , or other software, technology, business processes, copyrights, trademarks, or intellectual property of FundAmerica or its subsidiaries and affiliated entities by any reason, including:

(a) the execution and delivery of this Agreement, (b) the disclosure of any information with respect to Invest Now or the API by FundAmerica either pursuant to this Agreement or prior or subsequent to execution hereof, (c) Issuer’s discovery of confidential information in the course of the commercial relationship contemplated by this Agreement, or (d) any licensed or unlicensed use of FundAmerica’s proprietary information, software, the API, Invest Now , brand, or intellectual property and/or the creation or evolution of any derivative or new intellectual property, software, information, arising from the use or misuse of the Technology. Rather, FundAmerica retains the sole and exclusive ownership of all intellectual property and proprietary rights with respect to the API and software, Invest Now as well as business and technological processes, including the sole and exclusive ownership to any improvements and derivative works of the API developed by Issuer or any other person. Issuer hereby grants to FundAmerica a nonexclusive, worldwide, royalty free right and license to its copyrights, intellectual property and proprietary rights strictly in connection with FundAmerica’s development, integration, implementation, hosting, marketing, advertising and operation of the Technology.

4.

FEES

1.

Fees, Compensation.

Fees for the Technology provided under this Agreement are set forth in Exhibit B.

All Fees are incurred immediately at the time Technology are ordered. Fees are not contingent upon the success of the offering and are generally payable via ACH debit to Issuer’s bank account, in which case the parties agree that the definition of “investments” in the “ACH Debit Authorization Form” is hereby expanded to include fees due hereunder. Fees may at times also be payable out of escrow proceeds (paid to FundAmerica by the escrow agent before escrow agent sends funds to Issuer) at each closing of the Offering (i.e. after reaching the minimum offering amount or any such contingency), by credit card, or by company check or wire. No fees shall be payable from the escrow account until such time as the minimum amount of the offering or similar contingency has been met. No fee for any of our Technology is contingent upon the success or amount of any investment in particular or the offering in general.  No Fees are to be prorated for any partial periods, nor are they refundable in whole or in part unless agreed to in writing by FundAmerica for the specific Technology for which any Fees were charged. Issuer acknowledges and agrees that FundAmerica is no way is performing any duties of an underwriter, and is not in any way to be considered a statutory underwriter as defined in the Securities Act of 1933, as amended.

2.

Taxes.

Each party to this Agreement shall be solely responsible for their own federal and state taxes, and will pay their own taxes, duties, withholding taxes, and other governmental and/or regulatory charges (collectively, the “Taxes”) resulting from or pursuant to its performance under this Agreement and as they apply to its respective business.

3.

Late Charges.

Any amount not paid by Issuer when due will be subject to finance charges equal to one and one-half percent (1.5%) per month or the highest rate permitted by applicable law, whichever is greater, determined and compounded daily from the date due until the date paid. Issuer will also reimburse all costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by FundAmerica or its subsidiaries and affiliated entities to collect any amounts not paid when due. FundAmerica, may, at any time, in its sole and absolute discretion, suspend availability of the Technology on any account which is late in payment.

5.

MUTUAL WARRANTIES

a.

Mutual Warranties.

Each party to this Agreement represents and warrants to the other that it has the right and authority to enter into this Agreement and to perform all of its respective obligations and undertakings. Each party further represents and warrants that: (a) this Agreement has been duly executed and delivered and constitutes a valid and binding agreement enforceable against such party in accordance with its terms; (b) no authorization or approval from any other person is required in connection with such party’s execution, delivery, or performance of this Agreement; and (c) the execution, delivery, and performance of this Agreement does not violate the terms or conditions of any other agreement to which it is a party or by which it is otherwise bound.

b.

Warranties by Issuer.

1.

Issuer Materials.

Issuer hereby represents and warrants that the Issuer’s Offering and its Materials comply with all applicable laws, and will not infringe the copyright, trade secret, privacy, publicity, or other rights of any third party. Issuer hereby indemnifies and holds FundAmerica harmless for any and all violations or breaches of this Section 5.b.2. Issuer acknowledges that it is sharing its Issuer Materials with FundAmerica in order for us to provide the Technology and perform under this Agreement.

2.

Breach of Warranties.

In the event of any breach of any of Issuer’s responsibilities or warranties herein, in addition to any other remedies available at law or in equity, FundAmerica has the right to immediately, in FundAmerica’s sole discretion, suspend any related API features and/or Technology if deemed necessary by FundAmerica to prevent or eliminate difficulties in the operation of Technology or harm to FundAmerica’s reputation, or to prevent potential litigation or other controversies.

3.

Disclaimer.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, FUNDAMERICA  MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS, IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW). FUNDAMERICA  EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, ACCURACY, TITLE, AND NON-INFRINGEMENT. FUNDAMERICA  DOES NOT WARRANT AGAINST INTERFERENCE WITH THE USE OF THE SERVICES OR SOFTWARE OR AGAINST INFRINGEMENT. FUNDAMERICA  DOES NOT WARRANT THAT THE SERVICES OR SOFTWARE ARE ERROR-FREE OR THAT OPERATION OF THE API, INVEST NOW OR THE SERVICE WILL BE SECURE OR UNINTERRUPTED. FUNDAMERICA EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY ARISING OUT OF THE FLOW OF DATA AND DELAYS ON THE INTERNET. ISSUER WILL NOT HAVE THE RIGHT TO MAKE OR PASS ON ANY REPRESENTATION OR WARRANTY ON BEHALF OF FUNDAMERICA  TO ANY THIRD PARTY. ISSUER’S ACCESS TO AND USE OF THE SERVICES OR ANY API ARE AT ISSUER’S OWN RISK. ISSUER UNDERSTANDS AND AGREES THAT THE SERVICES ARE PROVIDED TO IT ON AN “AS IS” AND “AS AVAILABLE” BASIS. FUNDAMERICA  EXPRESSLY DISCLAIMS LIABILITY TO ISSUER FOR ANY DAMAGES RESULTING FROM ISSUER’S RELIANCE ON OR USE OF THE SERVICES.

6.

LIMITATION OF LIABILITY

1.

Disclaimer of Consequential Damages.

ISSUER HEREBY ACKNOWLEDGES AND AGREES, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, FUNDAMERICA  WILL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO ISSUER FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOST PROFITS OR LOSS OF BUSINESS.

2.

Cap on Liability.

ISSUER HEREBY ACKNOWLEDGES AND AGREES UNDER NO CIRCUMSTANCES WILL FUNDAMERICA‘S TOTAL LIABILITY OF ANY AND ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO WARRANTY CLAIMS), REGARDLESS OF THE FORM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR OTHERWISE, EXCEED THE TOTAL AMOUNT OF FEES PAID, IF ANY, BY ISSUER TO FUNDAMERICA UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE OCCURRENCE OF THE EVENT GIVING RISE TO SUCH LIABILITY.

3.

General Indemnification.

Issuer hereby agrees to indemnify, protect, defend and hold harmless FUNDAMERICA and its officers, directors, members, shareholders, employees, agents, partners, vendors, successors and assigns from and against any and all third party claims, demands, obligations, losses, liabilities, damages, regulatory investigations, recoveries and deficiencies (including interest, penalties and reasonable attorneys’ fees, costs and expenses), which FUNDAMERICA  may suffer as a result of: (a) any breach of or material inaccuracy in the representations and warranties, or breach, non-fulfillment or default in the performance of any of the conditions, covenants and agreements, of Issuer contained in this Agreement or in any certificate or document delivered by Issuer or its agents pursuant to any of the provisions of this Agreement, or (b) any obligation which is expressly the responsibility of Issuer under this Agreement, or (c) any other cost, claim or liability arising out of or relating to operation or use of the license granted hereunder, or, (d) any breach, action or regulatory investigation arising from Issuer’s failure to comply with any state blue sky laws or other securities laws, and/or arising out of any alleged misrepresentations, misstatements or omissions of material fact in the issuers’ offering memoranda, general solicitation, advertisements and/or other offering documents. Issuer is required to immediately defend FundAmerica including the immediate payment of all attorney fees, costs and expenses, upon commencement of any regulatory investigation arising or relating to Issuer’s offering and/or items in this Section 6.3(a) through (d) above. Any amount due under the aforesaid indemnity will be due and payable by Issuer within thirty (30) days after demand thereof. Furthermore, Issuer shall protect, hold harmless and indemnify FundAmerica and our  officers, directors, members, shareholders, employees, agents, partners, vendors, successors and assigns from and against any and all liability related to Issuer’s business and business related operations and affairs, and use of the API, Invest Now, the Technology or any breach of the terms of this Agreement.

7.

MUTUAL CONFIDENTIALITY OF INFORMATION

1.

Definition of Confidential Information.

As used herein, the “Confidential Information” means all confidential and proprietary information of a party disclosed (“Disclosing Party”) to the other party (“Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure, including the terms and conditions of this Agreement (including pricing and other terms reflected in all Account forms hereunder), data, business and marketing plans, technology and technical information, product designs, API designs, Invest Now , and business processes. Confidential Information shall not include any information that: (i) is or becomes generally known to the public without breach of any obligation owed to Disclosing Party; (ii) was known to Receiving Party prior to its disclosure by Disclosing Party without breach of any obligation owed toe Disclosing Party; (iii) was independently developed by Receiving Party without breach of any obligation owed to Disclosing Party; or (iv) is received from a third party without breach of any obligation owed to Disclosing Party. All intellectual property, work product, software, code, and other proprietary information or work product of both parties to this Agreement is expressly agreed to be Confidential Information.

2.

Protection.

Each party agrees to protect the confidentiality of the Confidential Information of the other party in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event using less than reasonable care.

3.

Remedies.

If Receiving Party discloses or uses or threatens to disclose or use any of the Confidential Information of Disclosing Party in breach of the terms hereunder, Disclosing Party shall have the right, in addition to any other remedies available in law and equity, to seek injunctive relief to enjoin such act, it being specifically acknowledged by the parties that any other available remedies are inadequate.

8.

TERM AND TERMINATION

1.

Term.

This Agreement shall become effective on the Effective Date and shall continue for the duration of the Offering (the “Initial Term”) unless terminated earlier as provided for herein.

2.

Termination.

Either party may terminate this Agreement upon thirty (30) days written notice of a material breach to the other party of such breach. Such breaches include, but are not limited to: 1) failure to pay all amounts due when due; or (2) the filing by a party to this Agreement of any petition in bankruptcy or initiation of any other proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors.

3.

Effect of Termination.

Upon expiration or termination of this Agreement, (a) Issuer will cease using the API, Invest Now and all associated Technology and FundAmerica will be relieved from any further obligation to provide the Technology; (b) each party will retain all rights and claims arising hereunder prior to the effective date of any expiration or termination; (c) the rights and obligations of the parties under Sections 3.2, 3.7, 3.8, 3.9, 3.12, 5, 6, 7, 8, and 9 will survive an expiration or termination; and (d) FundAmerica will continue to hold data and maintain records as required by securities regulations and/or good business practices.

9.

MISCELLANEOUS

1.

Notices.

All notices permitted or required by this Agreement will be via electronic mail (“email”), and will be deemed to have been delivered and received upon sending via any nationally recognized and trusted SMTP delivery service. Notices shall be delivered to the addresses on record which, if to FundAmerica shall be to

support@fundamerica.com and if to Issuer shall be to the email address on file in their account on apps.fundamerica.com.

2.

No Implied License.

Except as expressly provided in this Agreement, this Agreement is not intended and will not be construed to confer upon either party any license rights to any patent, trademark, copyright, or other intellectual property rights of either party hereto or any other rights of any kind not specifically conferred in this Agreement. All right, title, and interest in and to the Technology are and will remain the exclusive property of FundAmerica.

3.

Severability.

If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition will not affect the validity or enforceability of any of the remaining portions hereof.

4.

Independent Contractors.

Performance by the parties under this Agreement will be as independent contractors. This Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either party to be treated as the agent of the other party for any purpose or in any sense whatsoever or to create any fiduciary duty or relationship or any other obligations other than those expressly imposed by this Agreement.

5.

Limited License of Trademarks.

During the term of this Agreement, Issuer has the option to generally use FundAmerica’s name, logo and trademarks on its website and other marketing materials so long as such use is not construed in any way to imply that any securities offering or transaction is endorsed, recommended, or vetted by FundAmerica or its subsidiaries or affiliated entities, or that Issuer is authorized to act as a securities agent or a representative of FundAmerica or its subsidiaries or affiliated entities. Furthermore, it is agreed that FundAmerica, has the option to use the name and logo of Issuer in publicly disclosing the existence of this business relationship.

6.

No Legal, Tax or Accounting Advice.

Issuer agrees without reservation that FundAmerica is NOT providing any legal, tax or accounting advice in any way, nor on any matter, regardless of the tone or content of any communication (oral, written or otherwise). Issuer unconditionally agrees to rely solely on its own legal, tax and accounting professionals for any such advice and on all matters.

7.

No Investment Advice or Recommendations.

Issuer agrees that FundAmerica is not providing any investment advice, nor do we make any recommendations to any issuer of, or investor in, any securities. Issuer agrees that it will only rely on the advice of its attorneys, accountants and other professional advisors, including any registered broker-dealers acting as an underwriter of the offering.

8.

Electronic Signature and Communications Notice and Consent.

Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Agreements’ electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Agreement will be emailed to Issuer and FundAmerica and will be stored on the Technology and accessible in the Control Panel. Each of Issuer and FundAmerica hereby consent and agree that electronically signing this Agreement constitutes each party’s signature, acceptance and agreement as if actually signed by that party in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between Issuer and FundAmerica. Each party understands and agrees that their e-signature executed in conjunction with the electronic submission of this Agreement shall be legally binding. Each party agrees that their electronic signature is the legal equivalent of their manual signature on this

Agreement consents to be legally bound by this Agreement's terms and conditions. Furthermore, each of Issuer and FundAmerica hereby agree that all current and future notices, confirmations and other communications regarding this Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in the Notices section above or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically-sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients email service provider, or due to a recipients’ change of address, or due to technology issues by the recipients’ service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Issuer, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically-sent communication(s) and maintaining such physical records in any manner or form that you desire. Your Consent is Hereby Given: By signing this Agreement electronically, you explicitly agree to this Agreement and to receive documents electronically, including your copy of this signed Agreement as well as ongoing disclosures, communications and notices.

9.

Assignment.

No party may transfer or assign its rights and obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, without the consent of the other parties, any party may transfer or assign its rights and obligations hereunder in whole or in part (a) pursuant to any merger, consolidation or otherwise by operation of law, and (b) to the successors and assigns of all or substantially all of the assets of such assigning party, provided such entity shall be bound by the terms hereof. This Agreement will be binding upon and will inure to the benefit of the proper successors and assigns.

10.

Non-Absolute Standards.

All services are provided “as is” and in such a manner that they are reasonable, and not perfect or flawless. Issuer acknowledges this and agrees that this is fair and acceptable Technology, and that all applicable sections of this Agreement apply to this concept, including, but not limited to, Sections 3.8, 3.9, 3.10, and Sections 5 and 6.

11.

Binding Arbitration, Applicable Law and Venue, Attorneys Fees.

This Agreement is governed by, and will be interpreted and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws. Any claim or dispute arising under this Agreement may only be brought in arbitration, with venue in New York, New York pursuant to the rules of the American Arbitration Association. Issuer and FundAmerica each consent to this method of dispute resolution, as well as jurisdiction, and consent to this being a convenient forum for any such claim or dispute and waives any right it may have to object to either the method or jurisdiction for such claim or dispute. In the event of any dispute among the parties, the prevailing party shall be entitled to recover damages plus reasonable costs and attorney’s fees and the decision of the arbitrator shall be final, binding and enforceable in any court.

12.

Counterparts; Facsimile; Email; Signatures.

This Agreement may be executed in counterparts, each of which will be deemed an original and all of which, taken together, will constitute one and the same instrument, binding on each signatory thereto. This Agreement may be executed by signatures, electronically or otherwise, delivered by facsimile or email, and a copy hereof that is properly executed and delivered by a party will be binding upon that party to the same extent as an original executed version hereof.

13.

Force Majeure.

No party will be liable for any default or delay in performance of any of its obligations under this Agreement if such default or delay is caused, directly or indirectly, by fire, flood, earthquake or other acts of God; labor disputes, strikes or lockouts; wars, rebellions or revolutions; riots or civil disorder; accidents or unavoidable casualties; interruptions in transportation or communications facilities or delays in transit or communication; supply shortages or the failure of any person to perform any commitment to such party related to this Agreement; or any other cause, whether similar or dissimilar to those expressly enumerated in this Section, beyond such party’s reasonable control.

14.

Interpretation.

Each party to this Agreement has been represented by or had adequate time to obtain the advice and input of independent legal counsel with respect to this Agreement and has contributed equally to the drafting of this Agreement. Therefore, this Agreement shall not be construed against either party as the drafting party. All pronouns and any variation thereof will be deemed to refer to the masculine and feminine, and to the singular or plural as the identity of the person or persons may require for proper interpretation of this Agreement. And it is the express will of all parties that this Agreement is written in English and uses the font styles and sizes contained herein.

15.

Captions.

The section headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16.

Beneficiaries.

There are no third party beneficiaries to this Agreement.

17.

Entire Agreement; Amendments.

This Agreement sets forth the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior or contemporaneous communications, representations or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement, and may not be modified or amended, except by a written instrument executed after the effective date of this Agreement by the party sought to be charged by the amendment or modification.

10.

SUBSTITUTE FORM W-9- TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

1.

Section 6109 of the Internal Revenue Code requires us to provide you with our Taxpayer Identification Numbers (TIN).

Company Name: FundAmerica, LLC

Contact: Accounting

Address: 2300 W. Sahara Ave., Suite 1170, Las Vegas, NV 89102

Tax ID Number (EIN): 81-3263611

[X] We are exempt from backup withholding.

Under penalties of perjury, FundAmerica, LLC hereby certifies that the number shown above is our correct taxpayer identification number, that we are not subject to backup withholding, and that we are a U.S. person.

EXHIBIT B

FEE SCHEDULE

The fees that Issuer agrees to be charged for this offering include:

Service Setup & API License - $500/month

Offering Setup Wizard - $0 (no fees)

System License - $7.50 per transaction processed

Front-end web design – not offered, contact your web designer or white-label provider

Invest Now Button: $35.00 per transaction $500+ (no charge on transactions <$500) (includes Plug ‘n Play transaction engine (aka “Button”), eSignature system, NACHA debit authorization, Invest Now-API license, dashboard tools & reports, syndication tools, automated email notification system, FAST2 transfer agent setup, recording & issuing ceremonial .pdf certificates)

Electronic Signature (eSign+) - $0 per document (included)

Issuer Dashboard (reporting & tools) - $0 (included)